Exhibit 99.1

Force Fuels, Inc., aka Cafe Serendipity,
Partners With mCig, Inc.

HENDERSON, NV--(Marketwired - Jan 20, 2015) - Café Serendipity Holdings, Inc, aka Force Fuels Inc. (OTC PINK: FOFU), is pleased to announce that it has entered into a strategic partnership agreement with mCig Inc. (OTCQB: MCIG), where by each Party will receive securities of equal value in the other entity upon closed agreement. mCig, Inc. is a publicly-held technology company focused on the legal medical marijuana and recreational cannabis markets, and owns, manufactures, and distributes the mCig®, VitaCig®, and Vapolution products. Café Serendipity believes that partnering with mCig, Inc. will be mutually beneficial to both companies through the doubling of branding and product awareness efforts.

"Café Serendipity is excited to be participating with mCig. Their unique product lines are a perfect marriage with our branded licensed network and will be integral as we build out our distribution channels. We believe that by partnering with mCig, we will be able to synergize our brands and help one another to remain leaders in this quickly expanding market," explained Bob McNulty Chairman of Café Serendipity.

mCig, Inc. CEO Paul Rosenberg stated that, "With this new agreement, mCig is moving very quickly to expand its footprint across all major marijuana-friendly states. We are delighted to be working with Café Serendipity and participate in the build out of their exciting brand. This presents a fantastic opportunity for mCig to distribute our growing product line via Café' Serendipity's network and allows us to have a continued interest in the growth of this dynamic young company."

About Café Serendipity Holdings, Inc, fka Force Fuels Inc.

Based in Henderson, Nevada, Force Fuels Inc. owns and operates Café Serendipity Inc., a builder of upscale branded turnkey retail stores, financial solutions, technology and science to the recreational and medical marijuana industry. The company plans to market a unique branded product line of accessories, apparel, coffee and teas, bakery and other edibles, lotions, marijuana and oils through a coast to coast franchise and dealer network to the recreational and the approximately 6,000 existing legal medical marijuana dispensaries in the USA.

About mCig, Inc.

mCig, Inc. (MCIG) is a technology company focused on two long-term secular trends sweeping the globe: (1) The decriminalization and legalization of marijuana for medicinal or recreational purposes (2) The adoption of electronic vaporizing cigarettes (commonly known as "eCigs") by the world's 1.2 billion smokers. The company believes that a well-regulated marijuana industry is emerging as more states follow the lead of Alaska, Colorado, Oregon, and Washington in legalizing marijuana. A similar trend is developing within the eCig industry following the first acquisition of an electronic cigarette brand (Blucigs) by a traditional tobacco company Lorillard Inc. for $135 million followed by another acquisition in February 2014 by Altria Group Inc. of Green Smoke for $150 million. Wells Fargo analyst Bonnie Herzog estimates that eCig sales may rise from $1 Billion in 2013 to $10 billion over the next three years.

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of High Performance Beverage Company, its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Force Fuels Inc. ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Force Fuels Inc. filings with the OTC Markets, Securities and Exchange Commission and/or the company's website.

CONTACT:
Cafe Serendipity Holdings Inc.
Online: www.Cafeserendipity.net
Facebook: https://www.facebook.com/cafeserendipity2014
Twitter: https://twitter.com/CafeSerendpity
Tel: 702-492-1236
info@cafeserendipity.net